                                                                    EXHIBIT 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

                As independent public accountants, we hereby consent to the incorporation of our report on Synagro Technologies, Inc. dated March 13, 2002 (except with respect to the matter discussed in Note 15, for which the date is April 17, 2002), and to all references to our firm included in or made a part of this registration statement.



Arthur Andersen LLP

Houston, Texas
April 24, 2002